EXHIBIT 5.1

                         SCHUCHAT, HERZOG & BRENMAN, LLC






                                January 21, 2005


Startech Environmental Corporation
15 Old Danbury Road, Suite 203
Wilton, Connecticut 06897

     Re:  Startech Environmental Corporation
          Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel to Startech Environmental Corporation, a Colorado corporation (the "Registrant"), in connection with certain matters relating to the filing of a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the registration for sale and/or resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 8,613,300 shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Registrant, which include 1,940,522 Shares issuable upon exercise of warrants to purchase shares of Common Stock issued by the Registrant (the "Warrants").

     In connection with the registration of the Shares, we have reviewed copies of the following documents:

     1.   the Registration Statement;

     2.   the Articles of Incorporation of the Registrant, as amended to date;

     3.   the Bylaws of the Registrant;

     4. the form of Stock Purchase and Registration Rights Agreement dated January 22, 2004 between the Registrant and purchasers of the Common Stock identified therein (the "January 2004 SPA");


       1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700
                      Fax. 303.295.9701 : www.shblegal.com

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Startech Environmental Corporation
January 21, 2005
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     5.   the form of Stock Purchase and Registration Rights Agreement dated
          December 19, 2003 between the Registrant and Paradigm Group, LLC (the "Second Paradigm SPA");

     6. the form of Stock Purchase and Registration Rights Agreement dated July 22, 2003 between the Registrant and Northshore Asset Management, LLC (the "Second Northshore SPA"), together with the First Amendment to the Second Northshore SPA dated July 30, 2003;

     7. the form of Stock Purchase and Registration Rights Agreement dated July 18, 2003 between the Registrant and Northshore Asset Management, LLC (the "First Northshore SPA");

     8. the form of Subscription Agreement dated January 14, 2003 between the Registrant and Paradigm/Startech 2002, L.P. (the "First Paradigm SA");

     9. the form of Warrant Agreement issued in connection with the January 2004 SPA;

     10. the form of Warrant Agreement issued in connection with the First Paradigm SA;

     11. resolutions or other documents evidencing the actions of the Board of Directors of the Registrant relating to transactions contemplated by the January 2004 SPA, the First Northshore SPA, the Second Northshore SPA, the First Paradigm SA and the Second First Paradigm SPA, and the Warrant Agreements issued in connection with the January 2004 SPA and the First Paradigm SA; and

     12. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

     Based upon the foregoing, we are of the opinion that the Shares included in the Registration Statement (except those shares referred to in the following paragraph) have been or, in the case of Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of such Warrants, will be, validly issued, fully paid and non-assessable according to the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Business Corporation Act, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

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Startech Environmental Corporation
January 21, 2005
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     The opinion given hereby specifically excludes, and we render no opinion with respect to, any shares of Common Stock or any shares of Common Stock issuable upon exercise of warrants to purchase Common Stock which are included in the Registration Statement, which shares or warrants were previously included in the Registration Statement on Form S-1 (Registration Statement No. 333-96885) previously filed by the Registrant with the Securities and Exchange Commission.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

     We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

                                         Very truly yours,


                                         /S/ SCHUCHAT, HERZOG & BRENMAN, LLC
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                                         SCHUCHAT, HERZOG & BRENMAN, LLC